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                                                                     EXHIBIT 2.2


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

         This Amendment No. 1 to Agreement and Plan of Merger, dated as of March 6, 2001 (the "AMENDMENT"), amends that certain Agreement and Plan of Merger, dated December 21, 2000 (the "MERGER AGREEMENT"), by and among M-Foods Holdings, Inc., a Delaware corporation ("HOLDINGS"), Michael Foods Acquisition Corp. (f/k/a Protein Acquisition Corp.), a Minnesota corporation and a wholly owned subsidiary of Holdings ("MERGER SUB") and Michael Foods, Inc., a Minnesota corporation (the "COMPANY"). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, Holdings, Merger Sub and the Company have entered into the Merger Agreement and mutually desire to amend the Merger Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the undersigned hereby agree as follows:

         1.       Amendment to Merger Agreement.

                  A. SECTION 6.3(b) shall be amended as follows: the phrase "the Company pays to Holdings the Termination Fee (as hereinafter defined) less any" shall be deleted and replaced with the phrase "the Company pays the Termination Fee (as hereinafter defined) in the manner described in SECTION 6.4(c) less any";

                  B. SECTION 6.4(b) shall be amended and restated in its entirety as follows:

                           "(b) The Company shall (provided that neither Holdings nor Merger Sub is then in material breach of its obligations under this Agreement) (i) upon the termination of this Agreement pursuant to SECTION 6.1(d), promptly, but in no event later than two business days following written notice thereof, pay to Investors, Holdings and Merger Sub an aggregate amount equal to $5 million, such amount being distributed in full to Holdings, as disbursing agent, and allocated (x) to Holdings and Merger Sub for the out-of-pocket expenses and fees (including fees payable to banks, investment banking firms and other financial institutions, and their respective agents and counsel, and fees of counsel, accountants, financial printers, advisors, experts and consultants to Holdings and its affiliates) incurred by each (such amount to not exceed $5 million) and (y) to Investors to the extent of the excess, if any, of $5 million over the amount allocated to Holdings and Merger Sub pursuant to the preceding clause (x) or
                           (ii) upon the termination of this Agreement pursuant to SECTION 6.2(b), promptly, but in no event later than two business days

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                           following written notice thereof, together with
                           reasonable supporting documentation, reimburse Holdings and Merger Sub in an aggregate amount up to $2,500,000 for the out-of-pocket expenses and fees (including fees payable to banks, investment banking firms and other financial institutions, and their respective agents and counsel, and fees of counsel, accountants, financial printers, advisors, experts and consultants to Holdings and its affiliates) incurred by each, such amount being distributed in full to Holdings, as disbursing agent (either of the payments and allocations in clauses (i) or (ii) being referred to herein as the "EXPENSE PAYMENT"). It is understood that in the event a Termination Fee is paid, to the extent not previously paid, the Expense Payment shall not be paid."

                  C. SECTION 6.4(c) shall be amended and restated in its entirety as follows:

                           "(c) In the event that this Agreement is terminated by Holdings pursuant to SECTION 6.2(a) or by the Company pursuant to SECTION 6.3(b), the Company shall pay to Holdings, as disbursing agent, by wire transfer of immediately available funds to an account designated by Holdings, on the next business day following such termination (or, in the case of a termination by the Company pursuant to SECTION 6.3(b), by wire transfer of immediately available funds to an account designated by Holdings, concurrently with the effectiveness of such termination), an aggregate amount equal to $20 million, such amount being allocated (x) to Holdings and Merger Sub for the out-of-pocket expenses and fees (including fees payable to banks, investment banking firms and other financial institutions, and their respective agents and counsel, and fees of counsel, accountants, financial printers, advisors, experts and consultants to Holdings and its affiliates) incurred by each (such amount to not exceed $20 million) and (y) to Investors to the extent of the excess, if any, of $20 million over the amount allocated to Holdings and Merger Sub pursuant to the preceding clause (x) (the payments and allocations under clauses (x) and (y) together, the "TERMINATION FEE"), less, any Expense Payment previously paid."

                  D. SECTION 6.4(d)(ii) shall be amended and restated in its entirety as follows:

                           "(ii) thereafter, within 12 months of the date of such termination, the Company enters into a definitive agreement with respect to, or consummates, the Acquisition Proposal referred to in clause (i), or any proposal with respect to any of the transactions described in clause (i), (ii) or (iii) of the definition of Acquisition Proposal (with all of the percentages included in the definition of such term raised to 50% for purposes of this definition); then, the Company shall pay to Holdings, as disbursing agent, concurrently with the earlier of the execution of such


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                           definitive agreement or the consummation of such
                           Acquisition Proposal, an aggregate amount equal to the Termination Fee, less any Expense Payment previously paid."

                  E. SECTION 7.5(b) shall be amended as follows: the phrase "other than SECTION 4.7 (which is intended" shall be deleted and replaced with the phrase "other than SECTION 4.7 and SECTION 6.4 (each of which is intended".

         2. Continuing Effect. Except as provided in the foregoing SECTION 1 to this Amendment, this Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement, which shall continue and remain in full force and effect in accordance with its terms.

         3. Counterparts. This Amendment may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Amendment.

         4. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Minnesota, without regard to the laws that might be applicable under conflicts of laws principles.


                                * * * * * * * * *


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         IN WITNESS WHEREOF, Holdings, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                M-FOODS HOLDINGS, INC., a Delaware corporation

                                By:       /s/ James P. Kelley
                                          --------------------------------------
                                          Name: James P. Kelley
                                          Title: PRESIDENT


                                MICHAEL FOODS ACQUISITION CORP., a Minnesota corporation

                                By:       /s/ James P. Kelley
                                          --------------------------------------
                                          Name: James P. Kelley
                                          Title: PRESIDENT


                                MICHAEL FOODS, INC., a Minnesota corporation

                                By:       /s/ Gregg A. Ostrander
                                          --------------------------------------
                                          Name: Gregg A. Ostrander
                                          Title: CHAIRMAN, PRESIDENT & CEO


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